Exhibit 99.1

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

Investor Relations

314/994-2897

FOR IMMEDIATE RELEASE

Arch Coal to Change its Name to Arch Resources

New Name Highlights Focus on Metallurgical Markets and Global Steel Industry

ST. LOUIS, May 1, 2020 – Arch Coal, Inc. (NYSE: ARCH) announced today that it is changing its name to Arch Resources, Inc., effective May 15, 2020. The name change underscores the company’s ongoing transition to a premier producer of metallurgical products for the global steel industry.

“The name change we are announcing today reinforces Arch’s strong and sustained pivot towards metallurgical markets and the global steel value chain, which we believe offer superior long-term return opportunities for our shareholders,” said John W. Eaves, Arch’s executive chair. “We have made tremendous progress in executing a fundamental shift in the company’s strategic focus, and the new name will better reflect the value proposition and growth potential of our business going forward.”

“The name change highlights Arch’s intensifying focus on our metallurgical franchise and our steel-producing customer base,” said Paul A. Lang, Arch’s chief executive officer and president. “Arch produces some of the world’s highest quality metallurgical products for the global marketplace, and the startup of our world class Leer South metallurgical mine in 2021 will deliver another step change advance in our shift towards metallurgical markets. Arch is moving forward with clear strategic priorities and is well-positioned for growth and success as a leading producer of metallurgical products for the steelmaking industry.”

The startup of the Leer South longwall mine will solidify Arch’s position as the world’s leading producer of premium High-Vol A metallurgical products. Arch currently derives 70 percent of its normalized operating cash flow from its metallurgical segment, and expects that percentage to grow appreciably over time. The company is directing more than 90 percent of its capital budget to its metallurgical portfolio in 2020.

In its legacy thermal business segments, Arch remains focused on generating free cash flow. Since October 2016, Arch’s thermal segments have generated nearly $700 million in adjusted EBITDA1 while expending just $100 million in maintenance capital. “We believe this systematic monetization of our thermal assets is the most value-creating and responsible path forward for our shareholders,” Lang said.

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

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“In combination with iron ore, our metallurgical products are indispensable in the primary production of steel,” Lang continued. “We expect primary steel to play an essential role in the revitalization of the global economy as it recovers from the current disruption – and an equally critical role in the construction of a new economy supported by mass transit systems, wind turbines and electric vehicles.”

At the time of the name change on May 15, 2020, Arch plans to launch a new corporate website highlighting its steel-focused value proposition. The new website will include a robust discussion of the company’s commitment to environmental, social and governance principles. The company’s NYSE ticker symbol will remain ARCH.

Arch is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; changes in the demand for our coal by the global electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan; from our ability to successfully integrate the operations that we acquire; from our ability to complete the joint venture transaction with Peabody Energy in a timely manner, including obtaining regulatory approvals and satisfying other closing conditions; from our ability to achieve expected synergies from the joint venture; from our ability to successfully integrate the operations of certain mines in the joint venture; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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2

Arch Coal, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles.  The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments.  Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended March 31,	Twelve Months Ended December 31,			October 2, through December 31,
	2020	2019	2018	2017	2016	Cumulative Total
	(Unaudited)					(Unaudited)
Net income (loss)	$(25,299)	$233,799	$312,577	$238,450	$33,449	$792,976
Provision for (benefit from) income taxes	(1,791)	248	(52,476)	(35,255)	1,156	(88,118)
Interest expense, net	2,129	6,794	13,689	24,256	10,754	57,622
Depreciation, depletion and amortization	31,308	112,055	119,563	122,464	32,604	417,994
Accretion on asset retirement obligations	5,006	20,548	27,970	30,209	7,634	91,367
Amortization of sales contracts, net	-	(434)	11,107	53,985	796	65,454
Costs related to proposed joint venture with Peabody Energy	3,664	13,816	-	-	-	17,480
Loss on sale of Coal-Mac LLC	-	9,008	-	-	-	9,008
Loss (Gain) on sale of Lone Mountain Processing LLC	-	4,304	-	(21,297)	-	(16,993)
Preference Rights Lease Application settlement income	-	(39,000)	-	-	-	(39,000)
Severance costs related to voluntary separation plan	5,828	-	-	-	-	5,828
Gain on property insurance recovery related to Mountain Laurel longwall	(9,000)	-	-	-	-	(9,000)
Non-service related pension and postretirement benefit costs	1,096	2,053	3,202	1,940	(32)	8,259
Net loss resulting from early retirement of debt and debt restructuring	-	-	485	2,547	-	3,032
Reorganization items, net	(26)	(24)	1,661	2,398	759	4,768
Fresh start coal inventory fair value adjustment	-	-	-	-	7,345	7,345

Adjusted EBITDA	$12,915	$363,167	$437,778	$419,697	$94,465	$1,328,022
EBITDA from idled or otherwise disposed operations	5,099	12,926	2,492	3,253	1,596	25,366
Selling, general and administrative expenses	22,745	95,781	100,300	87,952	23,193	329,971
Other	59	(14,488)	4,099	(6,398)	(1,511)	(18,239)

Segment Adjusted EBITDA from coal operations	$40,818	$457,386	$544,669	$504,504	$117,743	$1,665,120

Segment Adjusted EBITDA
Metallurgical	42,720	305,363	349,524	243,616	30,819	972,042
Powder River Basin	$(582)	$110,528	$126,525	$158,882	$55,765	451,118
Other Thermal	(1,320)	41,495	68,620	102,006	31,159	241,960

Total Segment Adjusted EBITDA	$(1,902)	$152,023	$195,145	$260,888	$86,924	$693,078